Exhibit 21

AMERISOURCEBERGEN CORPORATION AND SUBSIDIARIES

SUBSIDIARIES OF REGISTRANT

           The following is a list of the significant subsidiaries of registrant as of November 30, 2001:

Alliance Health Services
Alliance Home Health Care, Inc.
AmeriSource Corporation
AmeriSource Health Corporation
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
AmeriSource Receivables Financial Corporation
AmeriSource Sales Corporation
ASD Hemophilia Management, LLC
ASD Hemophilia Program, L.P.
ASD Specialty Healthcare, Inc.
BBC Laboratories
BBC Operating Sub, Inc.
BBC Packing Corporation
BBC Special Packaging, Inc.
BBC Transportation Company
Bergen Brunswig Corporation
Bergen Brunswig Drug Company
Bergen Brunswig Realty Services, Inc.
Beverly Acquisition Corporation
Blue Hill II, Inc.
Blue Hill, Inc.
Brownstone Pharmacy, Inc.
C.D. Smith Healthcare, Inc.
Capstone Med, Inc.
Capstone Pharmacy of Delaware, Inc.
Century Advertising, Inc.
Choice Medical, Inc.
Committed Provider Services, LLC
Compuscript, Inc.
Computran Systems, Inc.
Corrections Pharmacies Licensing Company, L.L.C.
Corrections Pharmacies of California, LP
Corrections Pharmacies of Hawaii, LP
Corrections Pharmacies, L.L.C.
DD Wholesale, Inc.
Drug Service, Inc.
Dunnington Drug, Inc.
Dunnington Rx Services of Massachusetts, Inc.
Dunnington Rx Services of Rhode Island, Inc.
Durr-Fillauer Medical, Inc.
Express Pharmacy Services, Inc.
Family Center Pharmacy, Inc.
General Drug Company
Goot Nursing Home Pharmacy, Inc.
Goot Westbridge Pharmacy, Inc.
Goot's Goodies, Inc.
Goot's Pharmacy & Orthopedic Supply, Inc.
Green Barn, Inc.
Health Services Capital Corporation
Healthcare Prescription Services, Inc.
Home Medical Equipment Health Company
Insta-Care Holdings, Inc.
Insta-Care Pharmacy Services Corporation
Integrated Commercialization Solutions, Inc.
Inteplex, Inc.
ION, LLC
J.M. Blanco, Inc.
James Brudnick Company, Inc.
K/S Instrument Corp.
LAD Drug Corporation
Los Angeles Drug Corporation
MDP Properties, Inc.
Medical Health Industries, Inc.
Medical Initiatives, Inc.
Medidyne Corp.
Omni Med B, Inc.
Pharmacy Corporation of America, Inc.
Pharmacy Corporation of America-Massachusetts, Inc.
Pharmacy Dynamics Group, Inc.
Pharmacy Healthcare Solutions, Ltd.
PharMerica Drug Systems, Inc.
PharMerica, Inc.
Premier Pharmacy, Inc.
Reimbursement Education Network, LLC
RightPak, Inc.
Rombro's Drug Center, Inc.
SBS Pharmaceuticals, Inc.
Southwest Pharmacies, Inc.
Southwestern Drug Corporation
Stadt Solutions, LLC
The Allen Company
The Lash Group, Inc.
Tmesys(TM), Inc.
Value Apothecaries, Inc.